EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report, dated March 28, 2003, included in this Form 10-KSB in the previously filed Registration Statement of Itec Environmental Group and Subsidiary on Form S-8 (File No. 333-103705, effective March 10, 2003).


/s/ Henry Schiffer, CPA
--------------------------
Henry Schiffer, CPA
An Accountancy Corporation
Beverly Hills, California
February 9, 2004